UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Corvus Gold Inc.
(Exact name of registrant as specified in its charter)

British Columbia	98-0668473
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2300, 1177 W. Hastings St., Vancouver, British Columbia Canada	V6E 2K3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☑

Securities Act registration statement file number to which this form relates:	333-197099 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, Without Par Value
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the common shares, without par value, of Corvus Gold Inc. (the “Registrant”) and the description of certain exchange controls and foreign tax consequences of owning common shares of the Registrant contained under the section headings “Description of Securities” and “Certain Canadian Federal Income Tax Considerations” in the Registrant’s Registration Statement on Form S-1, originally filed on June 27, 2014, as amended July 7, 2014, and August 7, 2014 with the United States Securities and Exchange Commission (File No. 333-197099), together with the description set forth under the same heading included in the form of prospectus subsequently filed by the Registrant with the United States Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item.

Item 2.  Exhibits.

ITEM 2. EXHIBITS.

Exhibit Number	Description of Exhibits
3.1	Notice of Articles, dated April 13, 2010
3.2	Articles, dated April 12, 2010

Notes:
(1)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Draft Registration Statement on Form S-1 filed on May 12, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	Corvus Gold Inc.

Date:	May 28, 2015

By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius
Chief Executive Officer